                                                                     Exhibit 5.1



                                February 3, 2003



Mobility Electronics, Inc.
7955 East Redfield Road
Scottsdale, Arizona  85260

         Re:  Registration Statement on Form S-8 of Mobility Electronics, Inc.

Ladies and Gentlemen:

         We are acting as counsel for Mobility Electronics, Inc., a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Act"), and the offering and sale of up to 1,750,000 shares of the Company's Common Stock, par value $0.01 per share (the "Shares") which Shares are issuable upon the exercise of options granted or to be granted from time to time to eligible persons pursuant to the Mobility Electronics, Inc. Amended and Restated 1996 Long Term Incentive Plan (the "Plan"), which Plan is filed as an exhibit to a Registration Statement on Form S-8 covering the offering and sale of the Shares (the "Registration Statement") that is expected to be filed with the Securities and Exchange Commission on or about the date hereof.

         In reaching the conclusions expressed in this opinion, we have examined and relied upon the originals or certified copies of all documents, certificates and instruments as we have deemed necessary to the opinions expressed herein, including the Articles of Incorporation, as amended, and the Bylaws of the Company and a copy of the Plan. In making the foregoing examinations, we have assumed the genuineness of all signatures on original documents, the authenticity of all documents submitted to us as originals and the conformity to original documents of all copies submitted to us.

         Based solely upon the foregoing, subject to the comments hereinafter stated, and limited in all respects to the General Corporation Law of the State of Delaware and the federal laws of the United States of America, it is our opinion that the Shares have been duly authorized, and when issued and delivered, against receipt by the Company of the agreed consideration therefore, will be validly issued, fully paid and nonassessable.

         We hereby consent to the use of this opinion as an Exhibit to the Registration Statement. In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

                                            Very truly yours,

                                            /s/ Jackson Walker L.L.P.